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EXHIBIT 3.2

      AMENDED AND RESTATED BYLAWS OF MBT FINANCIAL CORP.

      ARTICLE I

      Offices

            Section 1. Principal Office. The principal office of the Corporation shall be at such place in the County of Monroe, State of Michigan, as may be designated from time to time by the Board of Directors.

            Section 2. Other Offices. The Corporation shall also have offices at such other places without, as well as within, the State of Michigan, as the Board of Directors may from time to time determine.

      ARTICLE II

      Meetings of Shareholders

            Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on the first Thursday of May in each year at such hour as may be designated on the call of said meeting, or on such other date as may be fixed by the Board of Directors by resolution from time to time.

            Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by a majority of the Board of Directors acting with or without a meeting, or upon receipt of a request in writing, stating the purpose or purposes thereof, and signed by shareholders of record owning a majority of the issued and outstanding voting shares of the corporation.

            Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Michigan and causes the notices thereof to so state.

            Section 4. Notice of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the day, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day preceding the day on which notice is given or (b) if a record date therefor is duly fixed, of record as of said date. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the Corporation.

            At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or, with respect to a special meeting, in the notice of meeting called by shareholders in accordance with these Bylaws, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (w) a brief description of the business desired to be brought before the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (z) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4 or as required by law. The chairperson of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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            Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

            Section 6. Quorum. A majority of all of the shares of the outstanding capital stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless otherwise provided by law; but the chairperson of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time, whether or not there is such a quorum.

            Section 7. Proxies. Any shareholder of record who is entitled to attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consent in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies. Any proxy authorized as permitted by the Michigan Business Corporation Act shall be valid.

                  No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

            Section 8. Voting. At any meeting of the shareholders, each shareholder of the Corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws, be entitled to one
      (1) vote in person or by proxy for each share of the Corporation registered in his name on the books of the Corporation: (a) on the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the Corporation on or after the record date; or (b) if no such record date shall have been fixed, then at the time of such meeting.

            Section 9. Action Without Meeting. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by shareholders in accordance with the provisions of the Articles of Incorporation. Such writing or writings shall be filed with or entered upon the records of the Corporation.

      ARTICLE III

      Directors

            Section 1. Number of Directors Filling of Vacancies. The Board of Directors of MBT Financial Corp. shall consist of not less than five (5) nor more than twelve (12) members, the exact number within such minimum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors. Vacancies occurring in the Board may be filled for the current year by appointment made by the remaining Directors; however, when a vacancy reduces the membership of the Board to less than five in number, the remaining Directors shall forthwith fill such vacancy in order to maintain a Board of at least five Directors.

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            Section 2. Election and Term of Directors. Directors shall be elected to hold office until the next annual meeting and until their successors are elected and qualified. Section 3. Nominations for the Board. Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation
      (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation. Each shareholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors.

            Section 4. Removal. A director may be removed in accordance with the provisions of the Michigan Business Corporation Act.

      ARTICLE IV

      Powers, Meeting, and Compensation of Directors

            Section 1. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected and notice of such meeting need not be given.

            The Board of Directors may, by bylaws or resolution, provide for other meetings of the Board.

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            Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, President, Executive Vice President (if one is appointed and serving at such time), Senior Vice President (if one is appointed and serving at such time), or any two (2) members of the Board.

            Notice of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telecopy, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telephonic communication whether before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.

            Meetings of the Board shall be held at the office of the Corporation, or at such other place, within or without the State of Michigan, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the Corporation.

            Section 2. Quorum. A majority of the Board of Directors serving in such capacity shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

            Section 3. Action without Meeting. Any action may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

            Section 4. Compensation. The directors shall receive compensation for their services in an amount fixed by resolution of the Board of Directors.

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      ARTICLE V

      Committees

            Section 1. Committees. The Board of Directors may by resolution provide such standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees may be filled by the Board of Directors.

      ARTICLE VI

      Officers

            Section 1. General Provisions. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer, and, in its discretion, a Chairman of the Board of Directors and any number of Vice Chairmen of the Board of Directors. If no Chairman of the Board is elected by the Board of Directors, the President of the Corporation shall act as presiding officer of the Corporation. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine.

            Section 2. Terms of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the regular meeting of the Board of Directors immediately following their election and until their successors are chosen and qualified.

            A vacancy in any office, however created, may be filled by the Board of Directors.

      ARTICLE VII

      Duties of Officers

            Section 1. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or by law.

            Section 2. Vice Chairman of the Board. The Vice Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and the Board of Directors, in the absence of the Chairman of the Board. If more than one Vice Chairman is elected, the Vice Chairman designated by the Board shall preside at meetings of the shareholders and the Board of Directors, in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors, or prescribed by the Chairman of the Board, or by law.

            Section 3. President. The President shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of a Chairman of the Board or if a Chairman of the Board shall not have been elected and a Vice Chairman shall not have been elected, the President shall preside at meetings of the shareholders and Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by law and such others as the Board of Directors may from time to time assign to him.

            Section 4. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinated with like

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      authority of the President. Any one or more of the Vice Presidents may be designated as an "Executive Vice President" or a "Senior Vice President."

            Section 5. The Secretary. The Secretary shall issue notices of all meetings for which notice shall be required to be given, shall keep the minutes of all meetings, shall have charge of the corporate seal, if any, and corporate record books, shall cause to be prepared for each meeting of shareholders the list of shareholders entitled to vote thereat, and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors or the President.

            Section 6. The Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep adequate and correct accounts of the Corporation's business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositories as the Board of Directors may from time to time designate. The Treasurer shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors or the President.

            Section 7. Assistant and Subordinate Officers. The Board of Directors may elect such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and perform such duties as the Board of Directors may prescribe.

            The Board of Directors may, from time to time, authorize any officers to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

            Section 8. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties of such officer to any other officer, or to any director.

      ARTICLE VIII

      Certificates for Shares

            Section 1. Form and Execution. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary of the Corporation, which certificates shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. Any or all of the signatures on the certificate may be a facsimile. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

            Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfers of shares shall be entered upon the records of the Corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled.

            Section 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors in it discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction and may, in it sole discretion, require a bond prior to issuance of any such new certificate.

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      ARTICLE IX

      Fiscal Year

            The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

      ARTICLE X

      Indemnification

            Section 1. Indemnification. The Corporation shall provide indemnification to persons who serve or have served as directors, officers, employees or agents of the Corporation, and to persons who serve or have served at the request of the Corporation as directors, officers, employees, partners or agents of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the fullest extent permitted by the Business Corporation Act of Michigan, as the same now exists or may hereafter be amended. The Corporation shall indemnify each director of this Corporation, without any determination of whether the director has met the standard of conduct set forth in Sections 561 and 562 of the Business Corporation Act of Michigan and without an evaluation of the reasonableness of expenses and amounts paid in settlement, to the fullest extent permitted by subsection 564a(5) of the Business Corporation Act of Michigan or any successor provision of the Business Corporation Act of Michigan.

            Section 2. Indemnification Contracts. In addition to the indemnification rights provided by the Restated Articles of Incorporation and these Bylaws, the Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, and whether for profit or not, providing for indemnification rights to the fullest extent permitted by the Business Corporation Act of Michigan, as the same now exists or may hereafter be amended.

            Section 3. Insurance. The Corporation shall maintain insurance to the extent that it is reasonably available and the premium costs are not disproportionate to the amount of coverage provided, at its expense, to protect itself and any such director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Act of Michigan.

            Section 4. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article X by the shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

      ARTICLE XI

      Control Share Acquisitions

            Chapter 7B, Sections 790 through 799, of the Michigan Business Corporation Act, known as the "Stacey, Bennett and Randall shareholder equity act", does not apply to control share acquisitions of shares of this Corporation.

      ARTICLE XII

      Amendments

            These Bylaws may be altered, amended, or repealed by: (a) the action by written consent of the shareholders in lieu of a meeting; or (b) the action by written consent of the Board of Directors in lieu of a meeting; or (c) by an affirmative vote of a majority of the shareholders or directors at a regular meeting or at a special meeting called for that purpose.